Exhibit 5.2

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169
Telephone: 775-323-1980 Fax: 775-323-2339	Telephone: 702-387-6073 Fax: 702-990-3564

www.shermanhoward.com

[DATE]

Ideanomics, Inc.

1441 Broadway, Suite 5116

New York, NY 10018

Re:	Ideanomics, Inc./Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Nevada counsel to Ideanomics, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of up to $630,000,000 of shares (the “Shares”) of its of common stock, $0.001 par value per share (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger dated August 30, 2021 among the Company, Longboard Merger Corp. (“Merger Sub”), VIA Motors International, Inc. (“VIA Motors”), and Shareholder Representative Services LLC (the “Merger Agreement”), providing for the merger of VIA Motors with and into Merger Sub, with VIA Motors being the surviving corporation and wholly owned subsidiary of the Company upon consummation of the transaction (the “Merger”). Of the $630,000,000 of Shares to be issued, $450,000,000 of such Shares will be issued upon the closing of the Merger (the “Merger Closing Consideration Shares”) and up to $180,000,000 of such Shares will be issued upon fulfillment of certain conditions after the closing of the Merger (the “Post-Closing Merger Consideration Shares”).

For purposes of these opinions, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)       the Registration Statement;

(b)       the Merger Agreement; and

[DATE]

(c)       resolutions of the Board of Directors and such other matters as relevant related to the (i) approval of the Merger Agreement and authorization of the Company to execute, deliver, and perform its obligations under the Merger Agreement, (ii) issuance and the registration of the Shares under the Securities Act, and (iii) such other matters as relevant.

We have also examined such other corporate charter documents, records, certificates, and instruments as we deem necessary or advisable to render the opinions set forth herein.

In our examination, we have assumed:

(a)               the legal capacity and competency of all natural persons executing the documents;

(b)               the genuineness of all signatures on the documents;

(c)               the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)               that the Merger Agreement is enforceable in accordance with its terms;

(e)               that upon issuance and delivery of the Merger Closing Consideration Shares and the Merger Post-Closing Consideration Shares, a sufficient number of shares of Common Stock are authorized and available for issuance.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(a)               the Merger Closing Consideration Shares have been duly authorized and when issued by the Company upon consummation of the Merger in accordance with the Merger Agreement, will be validly issued, fully paid, and non-assessable; and

(b)               the Merger Post-Closing Consideration Shares have been duly authorized and when issued by the Company upon fulfillment of certain conditions after the closing of the Merger in accordance with the Merger Agreement, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

[DATE]

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

DRAFT

SHERMAN & HOWARD L.L.C.